Exhibit 99.1

February 24, 2026

Liberty Media Corporation to Present at Morgan Stanley Technology, Media & Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (NASDAQ: FWONA, FWONK) announced that Derek Chang, President and CEO of Liberty Media Corporation, will be presenting at the Morgan Stanley Technology, Media & Telecom Conference on Tuesday, March 3rd at 1:50 p.m. P.T. in San Francisco. During his presentation, Mr. Chang may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at https://www.libertymedia.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: FWONA, FWONK) operates and owns interests in media, sports and entertainment businesses. The portfolio of assets includes Liberty Media’s subsidiaries Formula 1, MotoGP and other minority investments.

Liberty Media Corporation
Hooper Stevens, +1 720-875-5406

Source: Liberty Media Corporation